Exhibit 99.1

INVESTOR CONTACT Chad Bennett chad.bennett@teradata.com MEDIA CONTACT Jennifer Donahue jennifer.donahue@teradata.com

Teradata Reports Third Quarter 2025 Financial Results

•Third quarter Total ARR of $1.490 billion, an increase of 1% as reported and flat in constant currency from the prior year period(1)
•Cash flow from operations of $94 million and Free Cash Flow of $88 million(3)
•Third quarter GAAP diluted EPS of $0.42 and non-GAAP diluted EPS of $0.72(2)
•Reiterate full year outlook for Total ARR, Cloud ARR, and Free Cash Flow

SAN DIEGO – November 4, 2025 -- Teradata (NYSE: TDC) today announced its third quarter 2025 financial results.

“Q3 marked another quarter of solid execution as we beat our revenue and recurring revenue guidance ranges, as well as delivered non-GAAP earnings per share and free cash flow ahead of expectations. We are affirming our outlook for 2025,” said Steve McMillan, president and CEO, Teradata. “The Teradata knowledge platform is ideal for today’s agentic AI workloads with always-on, massive, and complex query volumes that require performance and context for trusted results. This is Teradata’s sweet spot, and our customers know they can rely on Teradata to run those workloads where they choose - the cloud or on-prem, or both.”

Third Quarter 2025 Financial Highlights Compared to Third Quarter 2024

•Public cloud ARR increased to $633 million from $570 million, an increase of 11% as reported and 11% in constant currency(1)
•Total ARR increased to $1.490 billion from $1.482 billion, an increase of 1% as reported and flat in constant currency(1)
•Recurring revenue was $366 million versus $372 million, a decrease of 2% as reported and 3% in constant currency(1)
•Total revenue was $416 million versus $440 million, a decrease of 5% as reported and 6% in constant currency(1)
•Recurring revenue was 88% of total revenue versus 85%
•GAAP gross margin was 60.8% versus 60.5%

•Non-GAAP gross margin was 62.3% versus 61.6%(2)
•GAAP operating margin was 14.7% versus 12.7%
•Non-GAAP operating margin was 23.6% versus 22.5%(2)
•GAAP diluted EPS was $0.42 versus $0.33 per share
•Non-GAAP diluted EPS was $0.72 versus $0.69 per share(2)
•Cash flow from operations was $94 million compared to $77 million
•Free cash flow was $88 million compared to $69 million(3)
Outlook
For the fourth quarter of 2025:
•Recurring revenue in the range of -1% to -3% year-over-year, in constant currency(4)
•Total revenue in the range of -2% to -4% year-over-year, in constant currency(4)
•GAAP diluted EPS is expected to be in the range of $0.26 to $0.30 per share
•Non-GAAP diluted EPS is expected to be in the range of $0.53 to $0.57 per share(2)

For the full-year 2025, Teradata updates the following ranges:
•GAAP diluted EPS is now expected to be in the range of $1.22 to $1.26
•Non-GAAP diluted EPS is now expected to be in the range of $2.38 to $2.42 per share(2)
•Cash flow from operations of $280 million to $300 million
•Free cash flow of $260 million to $280 million(3)

Teradata reaffirms the following ranges for the full-year 2025:
•Recurring revenue in the range of -3% to -5% year-over-year, in constant currency(4)
•Total revenue range in the range of -5% to -7% year-over-year, in constant currency(4)
•Public cloud ARR growth of 14% to 18% year-over-year, in constant currency(4)
•Total ARR in the range of flat to 2% year-over-year, in constant currency(4)

Earnings Conference Call
The conference call will begin at 1:30 p.m. PT on November 4, 2025. Investors and participants may attend the call by dialing (646) 844-6383 and entering access code 305153. For investors and participants outside the United States, see global dial-in numbers at netroadshow.com/events/global-numbers?confId=71997, and use access code 305153.

The live webcast, as well as a replay, will be available on the Investor Relations page of the Teradata website at investor.teradata.com.

Supplemental Financial Information

Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended September 30
	2025	2024	% Change as Reported	% Change in CC
Recurring revenue	$366	$372	(2)%	(3)%
Perpetual software licenses, hardware and other	3	7	(57)%	(44)%
Consulting services	47	61	(23)%	(22)%
Total revenue	$416	$440	(5)%	(6)%

Product Sales	$369	$379	(3)%	(3)%
Consulting Services	47	61	(23)%	(22)%
Total revenue	$416	$440	(5)%	(6)%

Revenue
(in millions)
	For the Nine Months ended September 30
	2025	2024	% Change as Reported	% Change in CC
Recurring revenue	$1,078	$1,128	(4)%	(4)%
Perpetual software licenses, hardware and other	16	20	(20)%	(17)%
Consulting services	148	193	(23)%	(23)%
Total revenue	$1,242	$1,341	(7)%	(7)%

Product Sales	$1,094	$1,148	(5)%	(5)%
Consulting services	148	193	(23)%	(23)%
Total revenue	$1,242	$1,341	(7)%	(7)%

	As of September 30
	2025	2024	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,490	$1,482	1%	—%
Public cloud ARR**	$633	$570	11%	11%

The impact of currency on ARR is determined by calculating the prior period ending ARR using the current period end currency rates.

* Annual recurring revenue ("ARR") is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights, and maintenance. Total ARR does not include managed services. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

** Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata VantageCloud and does not include ARR related to private or managed cloud implementations. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

2.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as free cash flow, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share, all of which exclude certain items, and which may be reported on a constant currency basis, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of these measures.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months			For the Nine Months
(in millions, except per share data)	ended September 30			ended September 30
Gross Profit:	2025	2024	% Chg.	2025	2024	% Chg.
GAAP Gross Profit	$253	$266	(5)%	$731	$815	(10)%
% of Revenue	60.8%	60.5%		58.9%	60.8%

Excluding:
Stock-based compensation expense	4	4		13	13
Reorganization and other costs	2	1		5	3
Non-GAAP Gross Profit	$259	$271	(4)%	$749	$831	(10)%
% of Revenue	62.3%	61.6%		60.3%	62%

Operating Income
GAAP Operating Income	$61	$56	9%	$151	$170	(11)%
% of Revenue	14.7%	12.7%		12.2%	12.7%

Excluding:
Stock-based compensation expense	29	29		82	92
Reorganization and other costs	8	14		23	22
Non-GAAP Operating Income	$98	$99	(1)%	$256	$284	(10)%
% of Revenue	23.6%	22.5%		20.6%	21.2%

Net Income
GAAP Net Income	$40	$32	25%	$93	$89	4%
% of Revenue	9.6%	7.3%		7.5%	6.6%

Excluding:
Stock-based compensation expense	29	29		82	92
Reorganization and other costs	7	14		22	24
Income tax adjustments (i)	(7)	(8)		(19)	(19)
Non-GAAP Net Income	$69	$67	3%	$178	$186	(4)%
% of Revenue	16.6%	15.2%		14.3%	13.9%

	For the Three Months		For the Nine Months
	ended September 30		ended September 30		2025 Outlook
Earnings Per Share:	2025	2024	2025	2024	Q4	FY
GAAP Earnings Per Share	$0.42	$0.33	$0.96	$0.91	$0.26 - $0.30	$1.22 - $1.26
Excluding:
Stock-based compensation expense	0.30	0.30	0.85	0.93	0.29	1.15
Reorganization and other costs	0.07	0.14	0.23	0.24	0.04	0.27
Income tax adjustments(i)	(0.07)	(0.08)	(0.20)	(0.19)	(0.06)	(0.26)
Non-GAAP Diluted Earnings Per Share	$0.72	$0.69	$1.84	$1.89	$0.53 - $0.57	$2.38 - $2.42

i.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended September 30, 2025, was 23.3% and September 30, 2024, was 25.6%. In addition, for the first quarter and full year 2025, we included a discrete tax adjustment of ($0.06) for the reversal of tax reserves due to the final settlement of an IRS audit in the first quarter of 2025. For the nine months ended September 30, 2025, the Company’s non-GAAP effective tax rate was 22.3% and September 30, 2024, was 25.6%.

3.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Free cash flow does not have a uniform definition under GAAP in the United States and therefore, Teradata's definition may differ from other companies' definitions of this measure. Teradata defines free cash flow as cash provided by/used in operating activities, less investing activities related to capital expenditures for property and equipment and additions to capitalized software ("total capital expenditures"). Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for among other things, investments in the Company's existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repay the Company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other non-discretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered as a substitute for, or superior to, cash flows from operating activities under GAAP.

	For the Three Months		For the Nine Months
(in millions)	ended September 30		ended September 30		Outlook
	2025	2024	2025	2024	2025
Cash provided by operating activities (GAAP)	$94	$77	$145	$147	$280 to $300
Less total capital expenditures	(6)	(8)	(11)	(18)	(~20)
Free Cash Flow (non-GAAP measure)	$88	$69	$134	$129	$260 to $280

4.We are providing an outlook for the 2025 growth rates for public cloud ARR, total ARR, recurring revenue, and total revenue in constant currency to provide better visibility into the underlying growth of the business. Teradata calculates public cloud ARR and total ARR in constant currency by calculating the prior period ending public cloud ARR or total ARR, as applicable, using the current period end currency rates. It is impractical to provide a schedule on currency period end rates at a future point in time. Teradata calculates recurring revenue and total revenue in constant currency by using the prior-period results with the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the Company’s website at investor.teradata.com to calculate the anticipated impact of currency on the revenue outlook.

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “focus,” “see,” “commit,” “should,” “project,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. Forward-looking statements in this release include our 2025 fourth quarter and 2025 full year financial outlook. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including those relating to: the global economic environment and business conditions in general, including inflation, tariffs, and/or recessionary conditions; the ability of our suppliers to meet their commitments to us; the timing of purchases, migrations, or expansions by our current and potential customers, including our ability to retain customers; the rapidly changing and intensely competitive nature of the information technology industry, the data analytics business, and artificial intelligence capabilities; fluctuations in our operating, capital allocation, and cash flow results; our ability to execute and realize the anticipated benefits of our refreshed brand, business transformation program or restructuring, sales and operational execution initiatives, and cost saving initiatives, including the restructuring actions; risks inherent in operating in foreign countries, including sanctions, tariffs, foreign currency fluctuations, and/or acts of war; risks associated with data privacy, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services, including for artificial intelligence; tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from the implementation of a new ERP system and changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata

At Teradata, we believe that people thrive when empowered with trusted information. We offer the most complete cloud analytics and data platform for AI. By delivering harmonized data and trusted AI, we enable more confident decision-making, unlock faster innovation, and drive the impactful business results organizations need most. See how at Teradata.com

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SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended September 30
	Three Months			Nine Months
	2025	2024	% Chg	2025	2024	% Chg
Revenue
Recurring	$366	$372	(2)%	$1,078	$1,128	(4)%
Perpetual software licenses, hardware and other	3	7	(57)%	16	20	(20)%
Consulting services	47	61	(23)%	148	193	(23)%
Total revenue	416	440	(5)%	1,242	1,341	(7)%
Gross profit
Recurring	250	261		735	795
% of Revenue	68.3%	70.2%		68.2%	70.5%
Perpetual software licenses, hardware and other	3	2		4	2
% of Revenue	100.0%	28.6%		25.0%	10.0%
Consulting services	—	3		(8)	18
% of Revenue	—%	4.9%		(5.4)%	9.3%
Total gross profit	253	266		731	815
% of Revenue	60.8%	60.5%		58.9%	60.8%

Selling, general and administrative expenses	122	137		373	429
Research and development expenses	70	73		207	216
Income from operations	61	56		151	170
% of Revenue	14.7%	12.7%		12.2%	12.7%

Other expense, net	(7)	(9)		(26)	(36)

Income before income taxes	54	47		125	134
% of Revenue	13.0%	10.7%		10.1%	10.0%

Income tax expense	14	15		32	45
% Tax rate	25.9%	31.9%		25.6%	33.6%

Net income	$40	$32		$93	$89
% of Revenue	9.6%	7.3%		7.5%	6.6%

Net income per common share
Basic	$0.42	$0.33		$0.98	$0.92
Diluted	$0.42	$0.33		$0.96	$0.91

Weighted average common shares outstanding
Basic	94.2	96.1		94.9	96.7
Diluted	95.5	97.0		96.5	98.3

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	September 30, 2025	December 31, 2024	September 30, 2024
Assets
Current assets
Cash and cash equivalents	$406	$420	$348
Accounts receivable, net	309	234	247
Inventories	5	18	16
Other current assets	91	77	92
Total current assets	811	749	703
Property and equipment, net	203	185	202
Right of use assets- operating lease, net	7	8	6
Goodwill	399	394	399
Capitalized contract costs, net	35	46	49
Deferred income taxes	212	226	215
Other assets	94	96	85
Total assets	$1,761	$1,704	$1,659

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$25	$25	$25
Current portion of finance lease liability	56	57	60
Current portion of operating lease liability	3	4	4
Accounts payable	100	106	85
Payroll and benefits liabilities	96	111	105
Deferred revenue	527	512	482
Other current liabilities	99	115	114
Total current liabilities	906	930	875
Long-term debt	437	455	461
Finance lease liability	47	30	40
Operating lease liability	5	5	3
Pension and other postemployment plan liabilities	104	104	96
Long-term deferred revenue	12	10	13
Deferred tax liabilities	10	9	8
Other liabilities	21	28	38
Total liabilities	1,542	1,571	1,534
Stockholders' equity
Common stock	1	1	1
Paid-in capital	2,279	2,192	2,166
Accumulated deficit	(1,923)	(1,913)	(1,908)
Accumulated other comprehensive loss	(138)	(147)	(134)
Total stockholders' equity	219	133	125
Total liabilities and stockholders' equity	$1,761	$1,704	$1,659

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended September 30
	Three Months		Nine Months
	2025	2024	2025	2024
Operating activities
Net income	$40	$32	$93	$89
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	24	25	67	78
Stock-based compensation expense	29	29	82	92
Deferred income taxes	20	(3)	24	5
Loss on Blue Chip Swap	1	—	1	3
Changes in assets and liabilities:
Receivables	(16)	1	(75)	39
Inventories	—	6	13	(3)
Current payables and accrued expenses	(12)	27	(66)	(37)
Deferred revenue	6	(44)	17	(97)
Other assets and liabilities	2	4	(11)	(22)
Net cash provided by operating activities	94	77	145	147
Investing activities
Expenditures for property and equipment	(5)	(8)	(10)	(17)
Additions to capitalized software	(1)	—	(1)	(1)
Business acquisitions and other investing activities, including loss on Blue Chip Swap	—	(2)	(1)	(5)
Net cash used in investing activities	(6)	(10)	(12)	(23)
Financing activities
Repurchases of common stock	(30)	(15)	(102)	(186)
Repayments of long-term borrowings	(7)	(7)	(19)	(13)
Payments of finance leases	(18)	(17)	(51)	(54)
Other financing activities, net	5	5	3	(1)
Net cash used in financing activities	(50)	(34)	(169)	(254)
Effect of exchange rate changes on cash and cash equivalents	(1)	14	22	(8)
Increase (decrease) in cash, cash equivalents and restricted cash	37	47	(14)	(138)
Cash, cash equivalents and restricted cash at beginning of period	370	301	421	486
Cash, cash equivalents and restricted cash at end of period	$407	$348	$407	$348

Supplemental cash flow disclosure:
Non-Cash investing and financing activities:
Assets acquired by finance leases	$15	$7	$67	$25
Assets acquired by operating leases	$—	$—	$2	$1

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended September 30				For the Nine Months Ended September 30
	2025	2024	% Change As Reported	% Change Constant Currency(2)	2025	2024	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Product Sales	$369	$379	(3)%	(3)%	$1,094	$1,148	(5)%	(5)%
Consulting Services	47	61	(23)%	(22)%	148	193	(23)%	(23)%
Total segment revenue	416	440	(5)%	(6)%	1,242	1,341	(7)%	(7)%

Segment gross profit
Product Sales	255	265			747	805
% of Revenue	69.1%	69.9%			68.3%	70.1%
Consulting Services	4	6			2	26
% of Revenue	8.5%	9.8%			1.4%	13.5%
Total segment gross profit	259	271			749	831
% of Revenue	62.3%	61.6%			60.3%	62.0%

Reconciling items(1)	(6)	(5)			(18)	(16)
Total gross profit	$253	$266			$731	$815
% of Revenue	60.8%	60.5%			58.9%	60.8%

(1) Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.